Exhibit 99.1

For Immediate Release

Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. Athan Dounis
China TransInfo Technology Corp	Email: athan.dounis@ccgir.com
Email: ir@ctfo.com	Tel: +1-646-213-1916
Tel:+ 86 10 –5169 1657	Website: www.ccgirasia.com

China TransInfo Announces First Quarter 2011 Results

Beijing, China – May 12, 2011, China TransInfo Technology Corp. (NASDAQ: CTFO) ("China TransInfo" or the "Company"), a leading provider of comprehensive intelligent transportation solutions ("ITS") in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the "Group Company"), today reported its financial results for the three months ended March 31, 2011.

First Quarter 2011 Highlights

  Revenue increased 46.7% year-over-year to $36.5 million

  Gross profit increased 21.8% year-over-year to $10.4 million

  Operating income increased 11.1% year-over-year to $4.1 million

  Net income increased 68.7% year-over-year to $3.0 million

  Earnings per share increased 54.2% to $0.12

  Adjusted net income, which excludes non-cash stock based compensation expense of $0.3 million and amortization expense of intangibles from acquisitions of $0.05 million, increased 49.5% year-over-year to $3.3 million, or $0.13 per diluted share*

“We are pleased with our first quarter results as we achieved strong increases in revenue, net income and earnings per share,” commented by Mr. Shudong Xia, Chairman and Chief Executive Officer. “We continue to see very positive market trends in our industry as the government sector in China moves forward with its plans to build more roads and increase intelligent transportation system spending to improve transportation efficiency. At this stage of the market’s development, we believe it is strategically important for us to focus on maximizing market share and consolidating our leadership position in the industry. As a result, and as is reflected in our first quarter financial results, in many cases we have pursued new contracts aggressively even if it meant a lower margin contribution. As the ITS industry evolves and matures, we believe that there will be substantial new businesses opportunities addressing users of the ITS infrastructure. The commercial vehicle LBS business is a good example: an increasing portion of the new businesses will be represented by the companies with dominant positions in industry. ”

CTFO Reports First Quarter 2011 Results	page 2

First Quarter 2011 Results

For the quarter ended March 31, 2011, revenue increased 46.7% to $36.5 million from $24.9 million in the comparable period of 2010. Approximately 91.9% of this increase is attributable to the increase in transportation revenue mainly resulting from the Company’s organic growth in the transportation business. Revenue from products and applications in the transportation business sector was $35.1 million, or 96.3% of total revenue, compared to $24.5 million, or 98.3% of total revenue, in the same period last year. The remainder of revenue was derived from the digital city, land and resources, and other business sectors.

The Company’s gross profit increased 21.8% to $10.4 million in the first quarter of 2011 compared to $8.5 million in the same period of 2010. Gross margin in the first quarter of 2011 decreased to 28.5% from 34.3% in the same period of 2010, mainly due to the fact that the Company had expanded operations in ITS businesses and substantially increased sales but on average resulted in a relatively lower gross margin profile in the first quarter of 2011 compared to the same period of 2010.

Selling, general and administrative expenses were $6.3 million compared to $4.9 million in the first quarter of 2010. The increase was primarily due to the Company’s expanded operations and sales volume as well as enhanced marketing activities. Operating income increased 11.1% to $4.1 million from $3.7 million in the first quarter of 2010.

Net income increased 68.7% to $3.0 million, or $0.12 per diluted share, compared to $1.8 million, or $0.08 per diluted share, in the same period of 2010. Adjusted net income, which excludes non-cash stock based compensation expense of $0.3 million and amortization expense of intangibles from acquisitions of $0.05 million, increased 49.5% to $3.3 million, or $0.13 per diluted share, compared to $2.2 million, or $0.10 per diluted share, in the comparable period of 2010.* Weighted average diluted shares outstanding increased to 25.3 million shares from 23.1 million shares in the same period of 2010.

(*) See the table following this press release for a reconciliation of net income and diluted EPS to exclude non-cash stock based compensation expense and amortization expense of intangibles from acquisitions.

Financial Condition

As of March 31, 2011, cash and cash equivalents totaled $25.0 million compared to $43.9 million as of December 31, 2010. Working capital increased to $84.4 million compared to $73.8 million as of December 31, 2010. Stockholders’ equity was $129.2 million compared to $111.2 million as of December 31, 2010.

CTFO Reports First Quarter 2011 Results	page 3

Recent Events

  On April 28, 2011, CCTV (China Central Television) featured China TransInfo on CCTV-1's prime-time news program.

  On April 16, 2011, Mr. Liu Qi, Secretary of the CPC Beijing Municipal Committee and Mr. Guo Jinlong, Mayor of Beijing Municipal Government, together with other top Beijing municipal government leaders, visited China TransInfo's Beijing headquarters, where the Company presented its ITS business development and proposed a plan aimed at mitigating traffic jams in the city of Beijing.

  In April 2011, the Company announced it will serve as the Director-General of the Zhongguancun Intelligent Transportation Industry Association, which the Company played a key role in helping establish.

  On April 4, 2011, the Company announced that the Group Company's subsidiary, Beijing Zhangcheng Science and Technology Co., Ltd., recently signed a development agreement with Nissan Motor Co., Ltd. to work on a New Energy and Industrial Technology Development Organization project, which is the first national cooperation between China and Japan aimed at improving the use of energy efficiency and protecting the environment in China through the application of a New Traffic Information System. The two-year agreement is valued at JPY340.9 million, or approximately $4.1 million.

  On March 28, 2011, Beijing Zhangcheng Science and Technology Co., Ltd. (Palmcity) signed a two-year contract with Dongfeng-Yulon Motors Co. Ltd. to preinstall the Company’s real time traffic data software in Dongfeng-Yulon’s vehicles on a license basis for RMB128 Yuan per vehicle for a two-year term. Dongfeng-Yulon is an automobile manufacturing joint venture between China's Dongfeng Motor and Taiwan’s Yulon Motor, targeting middle class consumers in China.

Business Outlook

Following the issuance of the relevant technology standards by the PRC Ministry of Transport (“MOT”) in April 2011, the Company has begun the installation of its commercial vehicle monitoring and controlling terminals in Heibei province. In the first phase of its plan to be executed in 2011, MOT selected eight pilot provinces to carry out the commercial vehicle monitoring and controlling services. As of this date, the Company has established local branches and offices in six of the eight provinces. As the rollout progresses, the Company expects its recurring-revenue commercial vehicle LBS business to drive a long-run increase in the Company’s gross margin performance.

Mr. Xia commented, “At the end of the first quarter, our sales backlog was $183 million compared to $212 million at the year end of 2010. The first quarter is normally our slowest season as the Chinese New Year and other government conferences delay new bidding processes for ITS projects. It is also typically a negative cash flow quarter, since we increase spending on project bids, fees and other related expenses, whereas receivables collection is normally more active in the latter part of the year. Following the seasonal pattern of our business, as the year progresses we expect our cash flow to turn positive and our contract awards to pick up. For fiscal 2011, we continue to expect revenue of between $151 million and $159 million and adjusted net income of between $20 million and $24 million. Adjusted net income excludes non-cash stock based compensation expense and amortization expense of intangibles from acquisitions.”

CTFO Reports First Quarter 2011 Results	page 4

Mr. Xia concluded, “We are very excited about our business for the balance of 2011 and beyond. We see large and growing market opportunities in the ITS market in China, as the Chinese Government has been making great effort to promote transportation safety and improve transportation efficiency. With our first mover advantage and market leadership position, we believe we have strong prospects for continued success.”

Conference Call

The Company will host a conference call on Thursday, May 12, 2011, at 8:00 a.m. Eastern Time to discuss its financial results for the three months ended March 31, 2011. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial +1 (706) 643-0585. When prompted by the operator, enter conference pass code 65224341. A replay will be available for 14 days starting on Thursday, May 12, 2011 at 10:00 a.m. Eastern Time and can be accessed by dialing (800) 642-1687. International callers should dial +1 (706) 645-9291. When prompted, enter conference pass code 65224341.

Use of Non-GAAP Financial Information

GAAP results for the three months ended March 31, 2011 and 2010 include non-cash share based compensation and amortization of intangible assets from acquisitions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which are adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies. Management believes that these adjusted financial measures are useful to investors because they exclude non-cash expenses that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, as these measures provide a consistent method of comparison to historical periods. As a result, the provision of these adjusted measures allows investors to evaluate the Company's performance using the same methodology and information as that used by the Company's management. Moreover, management believes that these adjusted measures reflect the essential operating activities of the Company. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the adjusted financial measure. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded. A reconciliation of adjustments to GAAP results appears in Table 1 in this release.

CTFO Reports First Quarter 2011 Results	page 5

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL DATA

	For the three months ended
	31-March-11		31-March-10
	Net	Diluted	Net	Diluted
	Income	EPS	Income	EPS
Adjusted Amount	$3,319,063	$0.13	$2,220,600	$0.10
Adjustments Amortization of intangible assets from acquisitions (1)	$48,850	$0.00	$47,075	$0.00
Non-cash share based compensation	$302,937	$0.01	$414,486	$0.02
Amount per unaudited consolidated statement of operations	$2,967,276	$0.12	$1,759,039	$0.08

(1)	Amortizations of intangible assets from acquisitions of China TranWiseway in 2008 and UNISITS in 2009.

About China TransInfo

China TransInfo, through its affiliate, the Group Company and the Group Company's PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formula1tor of several transportation technology \national standards, the Company owns nine patents and has won a majority of the model cases awarded by the PRC Ministry of Transportation. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company's website at http://www.chinatransinfo.com.

CTFO Reports First Quarter 2011 Results	page 6

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

–FINANCIAL TABLES FOLLOW—

CTFO Reports First Quarter 2011 Results	page 7

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended March 31,
	2011	2010
Net sales	$36,499,159	$24,887,475
Cost of sales	26,106,038	16,354,299
Gross profit	10,393,121	8,533,176
Total operating expenses	6,321,059	4,867,457
Income from operations	4,072,062	3,665,719
Non-operating income (expenses):
Interest income	39,726	30,486
Interest expense	(250,573)	(97,854)
Subsidy income	195,626	26,443
Other expense, net	75,476	(56,911)
Total non-operating income (expenses)	60,255	(97,836)
Income before income taxes, non-controlling interests, and gain on equity investments in affiliates	4,132,317	3,567,883
Income taxes	501,125	375,796
Net income before non-controlling interests and gain on equity
investments in affiliates net income	3,631,192	3,192,087
Gain (loss) on equity investments in affiliates due to proportional shares
of the affiliates net income	332,636	(358,795)
Net income before non-controlling interests	3,963,828	2,833,292
Non-controlling interests in net income of subsidiary	996,552	1,074,253
Net income	$2,967,276	$1,759,039
Weighted average number of shares outstanding:
Basic	25,270,069	23,011,775
Diluted	25,273,542	23,100,630
Earnings per share:
Basic	$0.12	$0.08
Diluted	$0.12	$0.08

CTFO Reports First Quarter 2011 Results	page 8

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$25,049,729	$43,916,597
Restricted cash	10,395,546	3,131,660
Accounts receivable, net of allowance for doubtful accounts of $93,360 and $92,794, respectively	31,860,586	26,881,280
Inventories	1,349,437	1,079,221
Costs and estimated earnings in excess of billings on uncompleted contracts	42,172,458	38,626,089
Prepaid expenses and other current assets	17,201,361	18,551,801
Other receivables	12,387,934	10,632,452
Deferred tax assets	25,677	25,508
Total current assets	140,442,728	142,844,608
Property and equipment, net	10,641,682	10,878,276
Long-term investments	9,152,214	8,760,692
Intangible assets, net	14,331,676	7,402,829
Goodwill	10,387,796	10,319,768
Other assets	322,015	319,679
Total assets	$185,278,111	$180,525,852
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$26,040,542	$32,296,459
Short-term borrowings from banks	12,216,000	13,728,850
Billings in excess of costs and estimated earnings on uncompleted contracts	11,877,469	14,080,475
Accrued expenses and other current liabilities	5,952,356	8,988,180
Total current liabilities	56,086,367	69,093,964
Other long-term liabilities	-	200,699
Total liabilities	56,086,367	69,294,663
Commitments and contingencies	-	-
Stockholders’ equity
Preferred stock, $0.001 par value per share, authorized 10,000,000 shares, no	-	-
shares issued and outstanding at March 31, 2011 and December 31, 2010
Common stock, $0.001 par value per share, 150,000,000 shares authorized,	25,270	25,270
25,270,069 shares issued and outstanding
Additional paid-in capital	48,914,249	42,887,452
Retained earnings	50,384,757	47,417,481
Non-controlling interests	24,205,537	15,873,242
Accumulated other comprehensive income	5,661,931	5,027,744
Total stockholders’ equity	129,191,744	111,231,189
Total liabilities and stockholders’ equity	$185,278,111	$180,525,852

CTFO Reports First Quarter 2011 Results	page 9

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,967,276	$1,759,039
Adjustments to reconcile net income to net cash provided by operating
Non-controlling interests	996,552	1,074,253
Depreciation and amortization expense	652,129	394,025
Stock-based compensation	310,538	420,845
Gain on equity investments in affiliates due to proportional shares of the affiliates net income	(332,636)	358,795
Dividends income	(14,693)	-
Loss on disposal of property and equipment	6,,655	-
Bad debt expense	-	40,670
Adjustments to reconcile net income to net cash provided by operating
Restricted cash	(1,192,248)	(824,320)
Accounts receivable	(4,785,754)	(3,825,934)
Inventories	(262,205)	204,326
Prepaid expenses and other current assets	1,467,418	(2,687,271)
Other receivables	(1,749,678)	(3,071,267)
Costs of estimated earnings in excess of billings on uncompleted	(3,280,538)	2,509,661
Other assets	(228)
Accounts payable	(5,689,594)	(2,063,780)
Billings in excess of costs and estimated on uncompleted contracts	(2,288,006)	(4,416,053)
Accrued expenses and other current liabilities	(3,115,251)	(89,361)
Net cash used in operating activities	(16,310,263)	(10,216,372)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of property and equipment	13,500	-
Purchases of property and equipment	(984,331)	(297,871)
Payments for acquisition of companies	(201,334)	-
Purchases of intangible assets	(211,214)	(384,661)
Dividends from equity or cost investees	14,693
Net cash used in investing activities	(1,368,686)	(682,532)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	3,043,600	73,325
Payments of short-term borrowings	(4,641,490)	(146,650)
Non-controlling interest shareholders’ capital contribution	190,225
Proceeds from issuing common stocks	-	10,000,000
Payments of transaction costs related to stock issuance	-	(610,428)
Net cash (used in) provided by financing activities	(1,407,665)	9,316,247
Net decrease in cash and cash equivalents	(18,866,868)	(1,586,518)
Cash and cash equivalents – beginning of period	43,916,597	27,400,420
Cash and cash equivalents – end of period	$25,049,729	$25,813,902
Supplemental disclosures of cash flow information:
Interest paid	$251,866	$90,778
Income taxes paid	$444,346	$231,841
Supplemental disclosures of cash flow for non-cash transaction:
Restricted cash	$6,030,000	$-
Non-controlling interest shareholders’ capital contribution	$6,030,000	$-